Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          VISHAY INTERTECHNOLOGY, INC.


                  Adopted in accordance with the provisions of
               Section 242 of the Delaware General Corporation Law

           It is hereby certified that:

           1. The name of the corporation is Vishay Intertechnology, Inc. (hereinafter, the "Corporation").

           2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding to Article VII the following new section:

                     "5. Directors shall be elected annually, and except as set forth in this paragraph in connection with the initial classification of directors, shall serve for terms of three years. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class ("Class I") to expire at the 2004 annual meeting of stockholders, the term of office of the second class ("Class II") to expire at the 2005 annual meeting and the term of office of the third class ("Class III") to expire at the 2006 annual meeting. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term of office and until the election and qualification of their respective successors in office."

              3. The Amendment of the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.


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Signed and attested to on July 29, 2003


/s/ Richard N. Grubb
-------------------------
Name:   Richard N. Grubb
Title:  Executive Vice President, Treasurer and Chief Financial Officer

Attest:


/s/ William Clancy
-------------------------
Name:   William Clancy
Title:  Assistant Secretary